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                                                                    EXHIBIT 11.1

                     THE PMI GROUP, INC.  AND SUBSIDIARIES

                      COMPUTATION OF NET INCOME PER SHARE
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                                                                  THREE MONTHS          NINE MONTHS
                                                              ENDED SEPTEMBER  30,  ENDED SEPTEMBER 30,
                                                              --------------------  -------------------
(In thousands, except per share data)                           1997       1996       1997       1996
                                                              ---------  ---------  ---------  --------

PRIMARY NET INCOME PER SHARE

Adjusted shares outstanding:
     Average common shares outstanding....................       33,180     35,011     33,671    35,011
     Net shares to be issued upon exercise of
       dilutive stock options after applying
       treasury stock method..............................          119         89        112        90
                                                                -------    -------   --------  --------
     Average shares outstanding...........................       33,299     35,100     33,783    35,101
                                                                =======    =======   ========  ========

Net income................................................      $41,913    $41,280   $133,364  $119,490
                                                                =======    =======   ========  ========

Primary net income per share..............................      $  1.26    $  1.18   $   3.95  $   3.40
                                                                =======    =======   ========  ========


FULLY DILUTED NET INCOME PER SHARE

Adjusted shares outstanding:
     Average common shares outstanding....................       33,180     35,011     33,671    35,011
     Net shares to be issued upon exercise of
       dilutive stock options after applying
       treasury stock method..............................          119        117        124       117
                                                                -------    -------   --------  --------
     Average shares outstanding...........................       33,299     35,128     33,795    35,128
                                                                =======    =======   ========  ========

Net income................................................      $41,193    $41,280   $133,364  $119,490
                                                                =======    =======   ========  ========

Fully diluted net income per share........................      $  1.26    $  1.18   $   3.95  $   3.40
                                                                =======    =======   ========  ========


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